UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2016

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway
New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 536-2842

Registrant’s Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On September 27, 2016, Take-Two Interactive Software, Inc. (the “Company”) elected to settle its conversion obligations in connection with any 1.75% Convertible Senior Notes due 2016 (the “Notes”) submitted for conversion on or after September 28, 2016 or at maturity entirely in shares of its common stock.  In accordance with the foregoing, the Company has notified The Bank of New York Mellon, the Trustee for the Notes, that the Settlement Method (as defined in the Indenture, dated as of November 16, 2011 (as the same may have been supplemented, the “Indenture”)) for all Notes submitted for conversion with a Conversion Date (as defined in the Indenture) on or after September 28, 2016 or at maturity shall be Physical Settlement (as defined in the Indenture).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew Breitman
	Name:	Matthew Breitman
	Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary
Date: September 27, 2016